                                               Filed Pursuant to Rule 424(b)(5)
                                                    Registration No. 333-178394

                        CALCULATION OF REGISTRATION FEE

          ----------------------------------------------------------
          ------------------------------------------------------------
                                     Maximum
          Title of each class of    Aggregate         Amount of
           securities Offered     Offering Price  Registration Fee(1)
          ------------------------------------------------------------
          2.300% Notes due 2018..  $650,000,000      $ 88,660.00
          ------------------------------------------------------------
          5.100% Notes due 2044..  $600,000,000      $ 81,840.00
          ------------------------------------------------------------
          Total.................. $1,250,000,000     $170,500.00
          ----------------------------------------------------------
          ----------------------------------------------------------

(1)Calculated in accordance with Rule 457(r).

Prospectus Supplement
July 30, 2013
(To Prospectus dated December 9, 2011)

                                $1,250,000,000

[LOGO]

                                WellPoint, Inc.

                      $650,000,000 2.300% Notes due 2018
                      $600,000,000 5.100% Notes due 2044

                               -----------------

The 2.300% Notes due 2018, which we refer to as the 2018 notes, will mature on July 15, 2018, and the 5.100% Notes due 2044, which we refer to as the 2044 notes, will mature on January 15, 2044. We refer to the 2018 notes and the 2044 notes collectively as the notes. We will pay interest on the notes on January 15 and July 15 of each year, commencing January 15, 2014. We may redeem the notes of either series, in whole at any time, or in part from time to time, at the applicable redemption prices discussed under the caption "Description of the Notes--Optional Redemption." If we experience a change of control triggering event and have not otherwise elected to redeem the notes, we will be required to offer to repurchase the notes from holders as described under the caption "Description of the Notes--Repurchase Upon a Change of Control."

The notes will be our unsecured and unsubordinated obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. We do not intend to list the notes on any national securities exchange.

                               -----------------

Investing in the notes involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

                               -----------------

                                            Per                    Per
                                         2018 Note    Total     2044 Note    Total
                                         --------- ------------ --------- ------------
Public offering price/(1)/..............  99.579%  $647,263,500  99.865%  $599,190,000
Underwriting discount...................   0.600%  $  3,900,000   0.875%  $  5,250,000
Proceeds, before expenses, to WellPoint.  98.979%  $643,363,500  98.990%  $593,940,000

--------
(1)Plus accrued interest, if any, from August 6, 2013 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, societe anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about August 6, 2013.

                               -----------------

                          Joint Book-Running Managers

 Morgan Stanley                                                     Citigroup
 J.P. Morgan                                              UBS Investment Bank

                              Senior Co-Managers

 Barclays                    Goldman, Sachs & Co.      Wells Fargo Securities
                   Credit Suisse        Deutsche Bank Securities

                                  Co-Managers

 Fifth Third Securities,     BB&T Capital Markets           Mizuho Securities
 Inc.
 PNC Capital Markets LLC          SMBC Nikko                SunTrust Robinson
                                                                     Humphrey
                                  US Bancorp

                               TABLE OF CONTENTS

                             Prospectus Supplement

FORWARD-LOOKING STATEMENTS................................................. S- ii
SUMMARY....................................................................   S-1
RISK FACTORS...............................................................   S-5
USE OF PROCEEDS............................................................   S-7
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF WELLPOINT...............   S-8
RATIO OF EARNINGS TO FIXED CHARGES.........................................   S-9
DESCRIPTION OF THE NOTES...................................................  S-10
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS............................  S-15
UNDERWRITING...............................................................  S-19
LEGAL MATTERS..............................................................  S-23
EXPERTS....................................................................  S-23
WHERE YOU CAN FIND MORE INFORMATION........................................  S-24
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  S-25

                                Prospectus
ABOUT THIS PROSPECTUS......................................................     i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................     i
RISK FACTORS...............................................................    ii
WHERE YOU CAN FIND MORE INFORMATION........................................    ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................    ii
OUR COMPANY................................................................     1
USE OF PROCEEDS............................................................     2
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS....................................     2
DESCRIPTION OF THE DEBT SECURITIES.........................................     3
DESCRIPTION OF THE PREFERRED STOCK.........................................    13
DESCRIPTION OF THE COMMON STOCK............................................    14
VALIDITY OF THE SECURITIES.................................................    16
EXPERTS....................................................................    16

In this prospectus supplement, "we," "us," "our," and "WellPoint" refer to WellPoint, Inc. or WellPoint, Inc. and its direct and indirect subsidiaries, as the context requires.

                          FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)," "intend," "estimate," "project" and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed under "Risk Factors" in this prospectus supplement and those identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government participation in, or regulation or taxation of health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our ability to contract with providers consistent with past practice; our ability to integrate and achieve expected synergies and operating efficiencies in the AMERIGROUP Corporation acquisition within the expected timeframe or at all, as such integration may be more difficult, time consuming or costly than expected, revenues following the transaction may be lower than expected and operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients and suppliers, may be greater than expected following the transaction; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at our industry and our ability to resolve litigation and investigations within estimates; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; risks inherent in selling health care products in the consumer retail market; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference into this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since then.

                                    SUMMARY

The following summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

                                  Our Company

We are one of the largest health benefits companies in the United States, serving 35.7 million medical members through our affiliated health plans and approximately 68.0 million individuals through all subsidiaries as of June 30, 2013. We are an independent licensee of the Blue Cross and Blue Shield Association, or BCBSA, an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California; the Blue Cross and Blue Shield, or BCBS, licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the BCBS licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or BCBS licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), and Wisconsin. In a majority of these service areas we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, Empire Blue Cross Blue Shield, or Empire Blue Cross (in our New York service areas). Through our AMERIGROUP Corporation subsidiary, or Amerigroup, we conduct business in Florida, Georgia, Kansas, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, Tennessee, Texas and Washington. Amerigroup also provided services to the state of Ohio through June 30, 2013. We also serve customers throughout the country as HealthLink, UniCare and in certain Arizona, California, Nevada, New York and Virginia markets through our CareMore Health Group, Inc. subsidiary. We are licensed to conduct insurance operations in all 50 states through our subsidiaries. We also sell contact lenses, eyeglasses and other ocular products through our 1-800 CONTACTS, Inc. business.

WellPoint is incorporated under the laws of the State of Indiana. Our principal executive offices are located at 120 Monument Circle, Indianapolis, Indiana 46204 and our telephone number is (317) 488-6000. We maintain a website at www.wellpoint.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

If you would like to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement.

                              Recent Developments

The Tender Offer

Concurrently with this offering, we intend to commence cash tender offers for up to $600 million aggregate principal amount of our outstanding notes (subject to increase), in each case at a purchase price determined in accordance with the procedures of a modified "Dutch Auction."

The offers (the "Offers", and each an "Offer") will comprise:

..  an Offer (the "First Tranche Dutch Auction Offer") to purchase up to $300 million aggregate principal amount of our outstanding 5.875% Notes due 2017 and 7.000% Notes due 2019 (the "First Tranche Dutch Auction Notes"); and

..  an Offer (the "Second Tranche Dutch Auction Offer") to purchase up to $300 million aggregate principal amount of our 5.950% Notes due 2034, 5.850% Notes due 2036, 6.375% Notes due 2037, and 5.800%

   Notes due 2040 (the "Second Tranche Dutch Notes" and, together with the First Tranche Dutch Auction Notes, the "Tender Notes").

The consideration for each $1,000 principal amount of Tender Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m. New York City Time on August 12, 2013 (the "Early Tender Time") and accepted for purchase by us (subject to prorationing) will be determined by reference to a spread over the yield based on the bid-side price of an applicable Reference U.S. Treasury security, as calculated by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., the dealer managers, as of 11:00 a.m. New York City time, on August 12, 2013. The consideration payable on the Tender Notes includes an early tender premium of $30 per $1,000 principal amount of Tender Notes accepted for purchase. The funds required to pay for those Tender Notes accepted for purchase in the Offers, including accrued and unpaid interest on such Tender Notes, is estimated to be approximately $730 million, plus related fees and expenses, assuming that all Tender Notes are validly tendered at or prior to the applicable Early Tender Time, all Tender Notes tendered in the Offers are tendered at the applicable midpoint of an acceptance bid spread range specified for the Offers in the Offer documents, and the price is determined and the Tender Notes are settled on the dates contemplated in the Offer documents.

Holders of Tender Notes tendered after the Early Tender Time but before 11:59 p.m., New York City time, on August 26, 2013 (as may be extended, the "Expiration Time") and accepted for purchase pursuant to the Offers will not receive the early tender premium. In addition, all holders of Tender Notes accepted for purchase pursuant to the applicable Offer will receive accrued and unpaid interest on their Tender Notes from the last interest payment date to the applicable settlement date. No tenders submitted after the Expiration Time will be valid.

Each Offer is conditioned upon the satisfaction of certain conditions, including the closing and issuance of the notes offered hereby, which conditions may be waived with respect to either Offer at our option. We cannot assure you that either Offer will be consummated in accordance with its terms, or at all. This offering is not conditioned upon the consummation of either Offer. If the Offers are completed as planned, there would be a pre-tax charge associated with the transactions that will vary depending on the pricing and the level of participation in the Offers, which charge may be significant. The amount of any such charge and its impact on our results cannot be determined at this time.

                                 The Offering

Issuer......................  WellPoint, Inc.

Securities Offered..........  $650,000,000 aggregate principal amount of 2.300%
                              notes due 2018.

                              $600,000,000 aggregate principal amount of 5.100% notes due 2044.

Maturity Dates..............  For the 2018 notes, July 15, 2018.

                              For the 2044 notes, January 15, 2044.

Interest Payment Dates......  January 15 and July 15 of each year, commencing
                              January 15, 2014.

Optional Redemption.........  We may redeem the notes of either series, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed and (2) the sum of the remaining scheduled payments of principal and interest in respect of the applicable notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 15 basis points in the case of the 2018 notes and 25 basis points in the case of the 2044 notes, plus, in each case, accrued and unpaid interest on the applicable notes to the date of redemption. See "Description of the Notes--Optional Redemption."

Repurchase Upon Change
of Control................    Unless we have exercised our right to redeem the
                              2018 notes and the 2044 notes in full, upon the occurrence of both (1) a change of control of us and (2) a downgrade of the notes below an investment grade rating by each of Moody's
                              Investors Service, Inc., Standard & Poor's
                              Ratings Services and Fitch Ratings, Inc. within a specified period, we will be required to make an offer to purchase all of the notes at a price in cash equal to 101% of the principal amount of such notes, plus any accrued and unpaid interest to the date of repurchase. See "Description of the Notes--Repurchase Upon a Change of Control."

Ranking.....................  The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our current and future unsecured and unsubordinated indebtedness, including any borrowings under our senior credit facility, and senior to all of our future subordinated debt. The notes will effectively rank junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be effectively subordinated to all existing and future liabilities of our subsidiaries. The indenture does not restrict our ability or the ability of our subsidiaries to incur other indebtedness. As of June 30, 2013, we had approximately $14.8 billion of indebtedness outstanding, of which approximately $0.4 billion consisted of indebtedness of our subsidiaries and approximately $0.4 billion was secured debt.

Sinking Fund................  None.

Form and Denomination of
  Notes.....................  The notes of each series will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of The Depository Trust Company, or DTC. Indirect holders trading their beneficial interests in the global notes through DTC must trade in DTC's same-day funds settlement system and pay in immediately available funds. The notes may only be withdrawn from DTC in the limited situations described in the accompanying prospectus in the section entitled "Description of the Debt Securities--Global Notes, Delivery and Form." The notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Use of Proceeds.............  The net proceeds of this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $1.234 billion. We will use the net proceeds to fund the purchase price of the Tender Notes tendered and accepted by us for purchase pursuant to the Offers, including the payment of accrued interest and any applicable early tender premiums. We will use the remaining net proceeds from this offering for general corporate purposes, including repurchases of other outstanding indebtedness. See "Use of Proceeds."

Further Issues..............  We may from time to time, without the consent of the holders of the notes, create and issue additional securities having substantially the same terms and conditions, other than the offering price, original interest accrual date and/or the initial interest payment date, as the 2018 notes or the 2044 notes, in each case, so that such issue shall be consolidated and form a single series with the outstanding 2018 notes or 2044 notes offered hereby.

Trustee, Registrar and
Paying Agent..............    The Bank of New York Mellon Trust Company, N.A.

Risk Factors................  See "Risk Factors" before considering an investment in the notes.

                                 RISK FACTORS

You should carefully consider the risks described below together with the risk factors described in and incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus before you decide to buy the notes. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, we may be unable to meet our obligations under the notes and you may lose all or part of your investment.

Risks Relating to the Notes

As of June 30, 2013, we had indebtedness outstanding of approximately $14.8 billion and expect to incur additional indebtedness in the future. As a holding company, we will not be able to repay our indebtedness except through dividends from subsidiaries, some of which are restricted in their ability to pay such dividends under applicable insurance law and undertakings. Such indebtedness could also adversely affect our ability to pursue desirable business opportunities.

As of June 30, 2013, we had indebtedness outstanding of approximately $14.8 billion and had available borrowing capacity of approximately $2.0 billion under our senior revolving credit facility, which expires on September 29, 2016. We also expect to incur additional indebtedness in the future. The terms of the indenture under which the notes are issued do not prohibit us or our subsidiaries from incurring additional indebtedness. Our debt service obligations will require us to use a portion of our cash flow to pay interest and principal on debt instead of for other corporate purposes, including funding future expansion. If our cash flow and capital resources are insufficient to service our debt obligations, we may be forced to seek extraordinary dividends from our subsidiaries, sell assets, seek additional equity or debt capital or restructure our debt. However, these measures might be unsuccessful or inadequate in permitting us to meet scheduled debt service obligations.

As a holding company, we have no operations and are dependent on dividends from our subsidiaries for cash to fund our debt service and other corporate needs. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries' assets. State insurance laws restrict the ability of our regulated subsidiaries to pay dividends, and in some states we have made special undertakings that may limit the ability of our regulated subsidiaries to pay dividends. In addition, our subsidiaries' ability to make any payments to us will also depend on their earnings, the terms of their indebtedness, business and tax considerations and other legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us. Indebtedness could also limit our ability to pursue desirable business opportunities, and may affect our ability to maintain an investment grade rating for our indebtedness.

We may also incur future debt obligations that might subject us to restrictive covenants that could affect our financial and operational flexibility. Our breach or failure to comply with any of these covenants could result in a default under our credit agreements. If we default under our credit agreements, the lenders could cease to make further extensions of credit or cause all of our outstanding debt obligations under our credit agreements to become immediately due and payable, together with accrued and unpaid interest. If the indebtedness under the notes or our credit agreements is accelerated, we may be unable to repay or finance the amounts due.

The notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The notes are not secured by any of our assets. The terms of the indenture permit us to incur secured debt. If we become insolvent or are liquidated, or if payment under any of the agreements governing our secured debt is accelerated, the lenders under our secured debt agreements will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, the lenders will have a prior claim on our assets. In that event, because the notes are not secured by any of our assets, it is possible that there will be no assets remaining from which claims of the holders of notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full. As of June 30, 2013, we had approximately $0.4 billion of secured debt outstanding.

The notes are effectively subordinated to the indebtedness of our subsidiaries.

Because we operate as a holding company, our right to participate in any distribution of assets of any subsidiary upon that subsidiary's dissolution, winding-up, liquidation, reorganization or otherwise (and thus the ability of the holders of the notes to participate indirectly from the distribution) is subject to the prior claims of the creditors of that subsidiary, except to the extent that we are a creditor of the subsidiary and our claims are recognized. Therefore, the notes are effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the notes. The indenture governing the notes does not prohibit or limit the incurrence of indebtedness and other liabilities by us or our subsidiaries. The incurrence of additional indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay obligations on the notes. As of June 30, 2013, we had approximately $14.8 billion of indebtedness outstanding, of which approximately $0.4 billion consisted of indebtedness of our subsidiaries.

We may not be able to satisfy our obligations to repurchase the notes upon the occurrence of both a change of control and downgrades of the notes.

Unless we have exercised our right to redeem the 2018 notes and the 2044 notes in full, upon the occurrence of both (1) a change of control of us and (2) a downgrade of the notes below an investment grade rating by each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch Ratings, Inc. within a specified period, which we refer to as a change of control triggering event, we will be required to make an offer to purchase all of the 2018 notes and the 2044 notes at a price in cash equal to 101% of the principal amount of the 2018 notes and the 2044 notes, plus any accrued and unpaid interest to the date of repurchase. The source of funds for any purchase of our debt securities, including the notes, will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due, if any. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by applicable law. See "Description of the Notes--Repurchase Upon a Change of Control." As a result of our potential obligations to repurchase the notes, we may have to avoid certain change of control transactions that would otherwise be beneficial to us and our shareholders.

                                USE OF PROCEEDS

We estimate that the net proceeds from the offering of the notes will be approximately $1.234 billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use a portion of the net proceeds of this offering to fund the purchase price of the Tender Notes tendered and accepted by us for purchase pursuant to the Offers, including the payment of accrued interest and any applicable early tender premiums. See "Prospectus Supplement Summary--Recent Developments--The Tender Offer."

If $600 million aggregate principal amount of the Tender Notes are validly tendered and not validly withdrawn pursuant to the Tender Offer prior to the Early Tender Date, we estimate that the total amount of funds required to purchase the Tender Notes, including payment of any applicable early tender premium, and to pay all accrued and unpaid interest on such Tender Notes would be approximately $730 million. The Tender Offer is conditioned upon the satisfaction of certain conditions, including our receipt of funds sufficient to pay the aggregate consideration payable with respect to the Tender Notes.

The 2017 Notes accrue interest at the rate of 5.875% per year and mature on June 15, 2017. As of the date hereof, there is $700.0 million aggregate principal amount of 2017 Notes outstanding. The 2019 Notes accrue interest at the rate of 7.000% per year and mature on February 15, 2019. As of the date hereof, there is $600.0 million aggregate principal amount of 2019 Notes outstanding. The 2034 Notes accrue interest at the rate of 5.950% per year and mature on December 15, 2034. As of the date hereof, there is $500.0 million aggregate principal amount of 2034 Notes outstanding. The 2036 Notes accrue interest at the rate of 5.850% per year and mature on January 15, 2036. As of the date hereof, there is $900.0 million aggregate principal amount of 2036 Notes outstanding. The 2037 Notes accrue interest at the rate of 6.375% per year and mature on June 15, 2037. As of the date hereof, there is $800.0 million aggregate principal amount of 2037 Notes outstanding. The 2040 Notes accrue interest at the rate of 5.800% per year and mature on August 15, 2040. As of the date hereof, there is $300.0 million aggregate principal amount of 2040 Notes outstanding.

We will use the remaining net proceeds from this offering for general corporate purposes, including repurchases of other outstanding indebtedness.

         SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF WELLPOINT

The following table summarizes our financial information. We prepared this information using our unaudited consolidated financial statements for the six-month periods ended June 30, 2013 and 2012, and our audited consolidated financial statements for each of the years in the five-year period ended December 31, 2012, which have been audited by Ernst & Young LLP. You should read this information in conjunction with our unaudited and audited consolidated financial statements and notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and Annual Report on Form 10-K for the year ended December 31, 2012, each of which is incorporated herein by reference. See "Where You Can Find More Information" on page (ii) of the accompanying prospectus. In our opinion, the selected financial data for the six-month periods ended June 30, 2013 and 2012, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of that data. These selected consolidated historical financial data do not necessarily indicate the results to be expected in the future.

                                     As of and for the Six
                                     Months Ended June 30,       As of and for the Year Ended December 31,
                                     --------------------  -----------------------------------------------------
                                        2013    2012/(1)/  2012/(1)/  2011/(1)/     2010    2009/(1)/     2008
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       (dollars in millions, except where indicated and except per share data)
Income Statement Data
Total operating revenue/(2)/........ $35,143.5  $30,323.5  $60,728.5  $59,865.2  $57,740.5  $60,740.0  $61,503.7
Total revenue.......................  35,482.8   30,822.5   61,711.7   60,710.7   58,698.5   64,939.5   61,175.6
Net income..........................   1,685.3    1,500.1    2,655.5    2,646.7    2,887.1    4,745.9    2,490.7
Per Share Data
Basic net income per share.......... $    5.59  $    4.53  $    8.26  $    7.35  $    7.03  $    9.96  $    4.79
Diluted net income per share........      5.53       4.48       8.18       7.25       6.94       9.88       4.76
Dividends per share.................    0.7500     0.5750       1.15       1.00         --         --         --
Other Data (unaudited)
Benefit expense ratio/(3)/..........      83.8%      84.3%      85.3%      85.1%      83.2%      83.6%      84.5%
Selling, general and administrative
 expense ratio/(4)/.................      13.8%      14.0%      14.4%      14.1%      15.1%      14.8%      13.7%
Income before income taxes as a
 percentage of total revenue........       7.0%       7.7%       6.3%       6.5%       7.4%      11.4%       5.1%
Net income as a percentage of total
 revenue............................       4.7%       4.9%       4.3%       4.4%       4.9%       7.3%       4.1%
Medical membership (in
 thousands).........................    35,666     33,547     36,130     34,251     33,323     33,670     35,049
Balance Sheet Data
Cash and investments................ $22,453.5  $21,782.0  $22,474.0  $20,696.5  $20,311.8  $22,610.9  $17,402.6
Total assets........................  59,612.3   54,535.0   58,955.4   52,163.2   50,242.5   52,147.9   48,403.2
Long-term debt, less current
 portion............................  14,091.5   10,135.6   14,170.8    8,465.7    8,147.8    8,338.3    7,833.9
Total liabilities...................  35,079.8   30,891.2   35,152.7   28,875.0   26,429.9   27,284.6   26,971.5
Total shareholders' equity..........  24,532.5   23,643.8   23,802.7   23,288.2   23,812.6   24,863.3   21,431.7

--------
(1)The net assets of and results of operations for AMERIGROUP Corporation and 1-800 CONTACTS, Inc. are included from their respective acquisition dates of December 24, 2012 and June 20, 2012, respectively. The net assets of and results of operations for CareMore Health Group, Inc. are included from its acquisition date of August 22, 2011. The net assets of and results of operations for DeCare Dental, LLC are included from its acquisition date of April 9, 2009. The results of operations for our pharmacy benefits management, or PBM, business are included until its sale on December 1, 2009. The results of operations for the year ended December 31, 2009 includes pre-tax and after-tax gains related to the sale of our PBM business of $3,792.3 and $2,361.2, respectively.
(2)Operating revenue is obtained by adding premiums, administrative fees and other revenue.
(3)The benefit expense ratio represents benefit expenses as a percentage of premium revenue.
(4)The selling, general and administrative expense ratio represents selling, general and administrative expenses as a percentage of total operating revenue.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                           Six
                                          Months
                                          Ended       Year Ended December 31,
                                         June 30, -------------------------------
                                           2013   2012  2011   2010   2009  2008
                                         -------- ----- ----- ------ ------ -----
Ratio of earnings to fixed charges/(1)/.  8.40x   7.87x 9.25x 10.05x 15.21x 6.82x

--------
(1)For purposes of this computation, earnings are defined as income before income taxes, plus interest expense, including amortization of debt discount and expense related to indebtedness and an estimated interest portion of rental expense. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness and an estimated interest portion of rental expense.

                           DESCRIPTION OF THE NOTES

The Notes Will be Issued under the Indenture

We will issue $650,000,000 initial aggregate principal amount of 2.300% notes due 2018 and $600,000,000 initial aggregate principal amount of 5.100% notes due 2044. The notes will be issued under the senior note indenture dated as of January 10, 2006 between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default; however, there are some limitations on the extent to which the trustee acts on your behalf. Second, the trustee performs administrative functions for us, such as sending you interest payments (as our paying agent), transferring your notes to a new buyer if you sell them (as our registrar) and sending you notices.

The indenture and the notes contain the full legal text of the matters described in this section. We have filed a copy of the indenture with the SEC as an exhibit to our Current Report on Form 8-K filed on January 11, 2006. The indenture and the notes are governed by New York law.

Because this section is a summary, it does not describe every aspect of the notes and the indenture. This description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms. We urge you to read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.

Terms of the Notes

The 2018 notes will mature on July 15, 2018 and the 2044 notes will mature on January 15, 2044. The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. No sinking fund will be provided with respect to the notes. The notes will not be convertible or exchangeable for other securities or property. No additional amounts will be payable with respect to the notes.

Each series of notes will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Each series of notes will be issued in the form of one or more Global Securities, without coupons, which will be deposited initially with, or on behalf of, DTC.

We will pay interest on the notes from August 6, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2014 until the principal is paid or made available for payment. Interest will be paid to the persons in whose names the notes are registered at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or date of maturity of principal of the notes falls on a day that is not a Business Day, then payment of interest or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity, and no interest will accrue for the period after such nominal date.

Optional Redemption

We will have the right to redeem the notes of any series, in whole at any time or in part from time to time, at our option, on at least 30 days' but no more than 60 days' prior written notice mailed to the registered holders of the notes to be redeemed. Upon redemption of the notes, we will pay a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the

Remaining Scheduled Payments (as defined below) of the applicable notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the Treasury Rate (as defined below) plus 15 basis points in the case of the 2018 notes and 25 basis points in the case of the 2044 notes, plus, in each case, accrued and unpaid interest on the applicable notes to the redemption date.

"Treasury Rate" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed by us as of the second Business Day immediately preceding that redemption date, of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for that redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable notes to be redeemed.

"Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding such redemption date, as contained in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if the release, or any successor release, is not published or does not contain these prices on that Business Day, (a) the average of such Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations.

"Independent Investment Banker" means the Reference Treasury Dealer appointed by us.

"Reference Treasury Dealer" means each of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, any other nationally recognized investment banking firm selected by us that is a primary U.S. Government securities dealer, as well as four other nationally recognized investment banking firms selected by us that are primary U.S. Government securities dealers.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

"Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

If less than all the notes of any series are to be redeemed, the notes of such series to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate. In the case of notes in global form, the notes to be redeemed will be selected in accordance with the applicable procedures of DTC. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Except as described above, the notes will not be redeemable by us prior to maturity.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the 2018 notes and the 2044 notes in full, as described above, we will make an offer to each holder (the "Change of Control Offer") to repurchase any and all (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such holder's 2018 notes and 2044 notes at a repurchase price in cash equal to 101% of the principal amount of the notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

.. accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

..  deposit with the paying agent an amount equal to the Change of Control
   Payment in respect of all notes or portions of notes properly tendered; and

.. deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer's certificate stating the principal amount of notes or portions of notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of WellPoint and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of WellPoint and its subsidiaries taken as a whole to another Person (as defined in the indenture) or group may be uncertain.

For purposes of the foregoing discussion of the applicable Change of Control provisions, the following definitions are applicable:

"Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could reasonably be expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

"Change of Control" means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of WellPoint and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to WellPoint or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of WellPoint's voting stock; or (3) the first day on which a majority of the members of WellPoint's Board of Directors are not Continuing Directors; provided, however, that a transaction will not be deemed to involve a Change of Control if we become a wholly owned subsidiary of a holding company and the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction. For purposes of this definition, "voting stock" means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of WellPoint, even if the right to vote has been suspended by the happening of such a contingency.

"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of WellPoint who (1) was a member of the Board of Directors of WellPoint on the date of the issuance of the notes; or (2) was nominated for election or elected to the Board of Directors of WellPoint with the approval of a majority of the Continuing Directors who were members of such Board of Directors of WellPoint at the time of such nomination or election (either by specific vote or by approval of WellPoint's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

"Fitch" means Fitch Ratings, Inc.

"Investment Grade Rating" means a rating by Moody's equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody's), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), or a rating by a replacement Rating Agency, if applicable, substantially equivalent to the foregoing ratings or higher.

"Moody's" means Moody's Investors Service, Inc.

"Rating Agencies" means (1) Moody's, S&P and Fitch; and (2) if any or all of Moody's, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for any of Moody's, S&P or Fitch, or all of them, as the case may be.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

We May Issue Other Series of Debt Securities

The indenture permits us to issue different series of debt securities from time to time. The specific terms of each other series that we may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series. The 2018 notes will be limited initially to $650,000,000 aggregate principal amount and the 2044 notes will be limited initially to $600,000,000 aggregate principal amount, but we may "re-open" any series of notes at any time without the consent of the noteholders. We may issue additional securities from time to time after this offering. The notes of any series and any additional new notes at any time of such series subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The indenture and the notes do not limit our ability to incur other debt or to issue other securities. When we refer to a series of debt securities, we mean a series, such as each of the series of notes we are offering by means of this prospectus supplement and the accompanying prospectus, issued under the indenture. When we refer to the notes or these notes, we mean each series of notes we are offering by means of this prospectus supplement and the accompanying prospectus.

Defeasance

The notes may be defeased, at our option, through legal defeasance or covenant defeasance as provided for in the indenture and as described in the accompanying prospectus in the sections entitled "Description of the Debt Securities--Defeasance" and "Description of the Debt Securities--Satisfaction and Discharge."

Book-Entry Notes

Each series of notes will be issued in the form of one or more Global Securities in definitive, fully registered form, without interest coupons. Each Global Security will be deposited with the trustee, as custodian for, and registered in the name of, a nominee of DTC, as depository and will be held through the book-entry system of DTC and its participants, including Euroclear and Clearstream. See "Description of the Debt Securities--Global Notes, Delivery and Form" in the accompanying prospectus for a description of registered Global Securities held in book entry form.

We will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

.. if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 120 days;

..  subject to DTC procedures, if we choose to issue definitive debt securities;
   or

.. if there is an Event of Default and there is a request from the Depository or any holder.

In any such instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion applies only to notes that are:

.. purchased by those initial holders who purchase notes in this offering at the "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

.. held as capital assets within the meaning of section 1221 of the Code (as defined below).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

..  certain financial institutions;

..  insurance companies;

..  dealers in securities;

..  traders in securities that elect a mark-to-market method of accounting;

.. persons holding notes as part of a hedge, "straddle," integrated transaction or similar transaction;

..  U.S. Holders (as defined below) whose functional currency is not the U.S.
   dollar;

.. partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

..  tax-exempt entities; or

..  persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary is not binding on the courts or the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes. This discussion is not intended to be used, and cannot be used, for purpose of avoiding penalties. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion does not address the effect of any federal taxes other than income taxes (e.g., federal estate or gift taxes or the Medicare tax on certain investment income) or any state, local or foreign taxes.

Optional redemption and repurchase upon a change in control

We intend to take the position that the possibility of the payment of additional amounts above the principal amount of the notes described in "Description of the Notes--Optional Redemption," and "Description of the Notes--Repurchase Upon a Change in Control" is remote and therefore will not cause the notes to be considered "contingent payment debt instruments" under applicable Treasury Regulations. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, you might be required to use the accrual method, even if you were otherwise a cash method taxpayer, to accrue income on the notes in excess of the stated interest on the notes, and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Tax Consequences to U.S. Holders

As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

..  an individual citizen or resident of the United States;

.. a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

.. an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

.. a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (b) the trust was in existence on August 20, 1996 and has a valid election to be treated as a U.S. person in effect under applicable U.S. Treasury Regulations.

The term "U.S. Holder" also includes certain former citizens and residents of the United States.

Payments of interest

It is anticipated, and the following discussion assumes, that the notes will be issued with no more than a de minimis amount of original issue discount. Interest payable on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

Sale, exchange or other disposition of the notes

Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder's tax basis in the note (generally the price paid by the U.S. Holder to purchase the note). For these purposes, the amount realized does not include an amount equal to the accrued but unpaid interest on the note, which will be treated as interest as described under "Payments of interest" above.

Gain or loss realized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the note has been held by the U.S. Holder for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders (including individuals) generally are subject to U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes to certain non-corporate U.S. Holders. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

Payments of interest

Subject to the discussions below concerning backup withholding and new legislation relating to foreign accounts, payments of interest on the notes by us or any paying agent to any Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States will not be subject to U.S. federal income or withholding tax, provided that:

.. the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

.. the Non-U.S. Holder certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United States person or holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations.

In the event that a Non-U.S. Holder does not meet the foregoing requirements, interest on the notes that is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States will be subject to the 30% U.S. federal withholding tax (or lower rate under an applicable income tax treaty).

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see "--Tax Consequences to U.S. Holders" above), subject to an applicable income tax treaty providing otherwise. Such a Non-U.S. Holder will be required to provide a properly executed Internal Revenue Service Form W8-ECI in order to claim an exemption from withholding tax on interest. Non-U.S. Holders whose interest derived from the notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax, currently at a rate of 30% (or lower rate under an applicable income tax treaty), on Non-U.S. Holders that are corporations.

Sale, exchange or other disposition of the notes

Subject to the discussions of backup withholding and new legislation relating to foreign accounts below, U.S. federal income or withholding tax will not apply to any gain that a Non-U.S. Holder realizes on the sale, exchange, redemption, retirement or other taxable disposition of a note unless (i) that gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition and other conditions are met. If clause
(i) applies, the Non-U.S. Holder will be subject to U.S. federal income tax on the net gain derived from the disposition generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and if the Non-U.S. Holder is a corporation, such Non-U.S. Holder may also be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) as described above. If clause
(ii) applies, such Non-U.S. Holder will be subject to a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with interest payments on the notes. Copies of the information returns may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or applicable tax information exchange agreement. In general, a Non-U.S. Holder will not be subject to backup withholding or additional information reporting requirements with respect to payments that we make to the Non-U.S. Holder on the notes, provided that the withholding agent has received the certifications required to claim the exemption from withholding tax on interest described above. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes within the United States or conducted through certain U.S.-related financial intermediaries. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

                                 UNDERWRITING

We are offering the notes described in this prospectus supplement through a number of underwriters. Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, severally and not jointly, the aggregate principal amount of notes listed next to its name in the following table:

                                                           Principal    Principal
                                                           Amount of    Amount of
Underwriter                                                2018 Notes   2044 Notes
-----------                                               ------------ ------------
Morgan Stanley & Co. LLC................................. $143,000,000 $132,000,000
Citigroup Global Markets Inc.............................  130,000,000  120,000,000
J.P. Morgan Securities LLC...............................   65,000,000   60,000,000
UBS Securities LLC.......................................   65,000,000   60,000,000
Barclays Capital Inc.....................................   32,500,000   30,000,000
Goldman, Sachs & Co......................................   32,500,000   30,000,000
Wells Fargo Securities, LLC..............................   32,500,000   30,000,000
Credit Suisse Securities (USA) LLC.......................   26,000,000   24,000,000
Deutsche Bank Securities Inc.............................   26,000,000   24,000,000
Fifth Third Securities, Inc..............................   19,500,000   18,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC.   13,000,000   12,000,000
Mizuho Securities USA Inc................................   13,000,000   12,000,000
PNC Capital Markets LLC..................................   13,000,000   12,000,000
SMBC Nikko Securities America, Inc.......................   13,000,000   12,000,000
SunTrust Robinson Humphrey, Inc..........................   13,000,000   12,000,000
U.S. Bancorp Investments, Inc............................   13,000,000   12,000,000
                                                          ------------ ------------
   Total................................................. $650,000,000 $600,000,000
                                                          ============ ============

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters have advised us that they propose to initially offer the notes to the public for cash at the public offering prices set forth on the cover of this prospectus supplement, and that they may offer the notes to certain dealers at such price less concessions not in excess of 0.350% of the principal amount of the 2018 notes and 0.500% of the principal amount of the 2044 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.175% of the principal amount of the 2018 notes and 0.250% of the principal amount of the 2044 notes to certain other dealers. After the public offering of the notes, the public offering prices and other selling terms may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $3.3 million.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

The notes are new issues of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in each series of the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that an active public market for either series of the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We expect to deliver the notes against payment for the notes on or about August 6, 2013, the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required to specify alternative settlement arrangements to prevent a failed settlement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this Prospectus Supplement and the accompanying Prospectus to the public in that Relevant Member State other than:

(a)to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

(c)in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of Notes to the public in relation to any Notes in any Relevant Member State" means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer; and

(b)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or
(iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under
Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or
(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under
Section 274 of the SFA or to a relevant person, or any person pursuant to
Section 275(1A), and in accordance with the conditions, specified in
Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain affiliates of underwriters are participants in our revolving credit agreement.

In addition, certain underwriters or their affiliates hold positions in the First Tranche Dutch Auction Notes and the Second Tranche Dutch Auction Notes and therefore may receive a portion of the proceeds of this offering. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

                                 LEGAL MATTERS

The validity of the notes and specified legal matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. O'Melveny & Myers LLP, New York, New York, will act as counsel for the underwriters. With respect to certain legal matters relating to Indiana law, Hogan Lovells US LLP has relied upon the opinion of Faegre Baker Daniels LLP, Indianapolis, Indiana, counsel for WellPoint.

                                    EXPERTS

The consolidated financial statements and schedule of WellPoint appearing in WellPoint's annual report on Form 10-K for the year ended December 31, 2012, and the effectiveness of WellPoint's internal control over financial reporting as of December 31, 2012 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus supplement and the accompanying prospectus. For further information on us and the securities, you should refer to our registration statement and its exhibits. This prospectus supplement and the accompanying prospectus summarizes material provisions of contracts and other documents to which we refer you. Because the prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We specifically incorporate by reference the following documents, which we have already filed with the SEC:

(i)our Annual Report on Form 10-K for the year ended December 31, 2012;

(ii)our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

(iii)our Definitive Proxy Statement on Schedule 14A for our 2013 annual meeting of shareholders filed on April 2, 2013; and

(iv)our Current Reports on Form 8-K filed on February 12, 2013 (solely with respect to information filed pursuant to Item 5.02 and Exhibit No. 10.1 of
    Item 9.01), February 22, 2013, April 23, 2013, May 13, 2013 (solely with respect to information filed pursuant to Item 5.02), May 15, 2013, May 20, 2013 (solely with respect to information filed pursuant to Item 5.02), May 29, 2013 (solely with respect to information filed pursuant to Item 5.02), June 26, 2013 (solely with respect to information filed pursuant to Item 8.01) and July 24, 2013 (solely with respect to information filed pursuant to Item 8.01 and Exhibit 99.2).

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information "furnished" under Item 2.02 and Item 7.01 of Form 8-K or other information "furnished" to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office, located at: 120 Monument Circle, Indianapolis, Indiana 46204, Telephone (317) 488-6000.

PROSPECTUS

                                WELLPOINT, INC.

                            SENIOR DEBT SECURITIES
                         SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                 COMMON STOCK

   We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The debt securities and our preferred stock may be convertible into or exchangeable for our common stock or our other securities, or debt or equity securities of one or more other entities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

   You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

   We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

   Our common stock is listed on the New York Stock Exchange under the symbol "WLP." Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

   INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS" ON PAGE (ii) OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is December 9, 2011.

                               TABLE OF CONTENTS

                                                                            Page
ABOUT THIS PROSPECTUS......................................................   i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................   i
RISK FACTORS...............................................................  ii
WHERE YOU CAN FIND MORE INFORMATION........................................  ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  ii
OUR COMPANY................................................................   1
USE OF PROCEEDS............................................................   2
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS....................................   2
DESCRIPTION OF THE DEBT SECURITIES.........................................   3
DESCRIPTION OF THE PREFERRED STOCK.........................................  13
DESCRIPTION OF THE COMMON STOCK............................................  14
VALIDITY OF THE SECURITIES.................................................  16
EXPERTS....................................................................  16

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

   In this prospectus, the terms "we," "us," "our," the "Company" and "WellPoint" refer to WellPoint, Inc. and/or WellPoint, Inc. and its direct and indirect subsidiaries, as the context requires.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   When used in this prospectus, the words "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "feel," "predict," "project," "potential," "intend" and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Forward-looking statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the factors that affect our business, including the "Risk Factors" incorporated by reference herein and our reports filed with the SEC from time to time. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      (i)

                                 RISK FACTORS

   Investing in our securities involves a high degree of risk. Before acquiring any securities, you should carefully consider, among other things, the matters discussed under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act of 1934") before making an investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

   You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This prospectus summarizes material provisions of contracts and other documents to which we refer you. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We specifically incorporate by reference the following documents, which we have already filed with the SEC:

    (i)our Annual Report on Form 10-K for the year ended December 31, 2010;

   (ii)our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

  (iii)our Current Reports on Form 8-K, filed on March 10, 2011, May 20, 2011, May 27, 2011, June 30, 2011, August 15, 2011, and September 2,
       2011; and

   (iv)the definitive proxy statement for our 2011 annual meeting of shareholders filed on April 1, 2011.

   In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to
Item 2, Item 7 or Item 8 (including the related exhibits under Item 9) of Form 8-K.

                                     (ii)

   We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                WellPoint, Inc.
                         Attention: Investor Relations
                              120 Monument Circle
                            Indianapolis, IN 46204
                                (317) 488-6000

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     (iii)

                                  OUR COMPANY

   We are one of the largest health benefits company in terms of medical membership in the United States, serving 34.4 million medical members through our affiliated health plans and a total of more than 66.1 million individuals through our subsidiaries as of September 30, 2011. We offer a broad spectrum of network-based managed care plans to large and small employer, individual, Medicaid and senior markets. Our managed care plans include: preferred provider organizations, or PPOs; health maintenance organizations; point-of-service plans; traditional indemnity plans and other hybrid plans, including consumer-driven health plans; and hospital only and limited benefit products. In addition, we provide a broad array of managed care services to self-funded customers, including claims processing, underwriting, stop loss insurance, actuarial services, provider network access, medical cost management, disease management, wellness programs and other administrative services. We also provide an array of specialty and other products and services such as life and disability insurance benefits, dental, vision, behavioral health benefit services, radiology benefit management, analytics-driven personal health care guidance and long-term care insurance. We are licensed to conduct insurance operations in all 50 states through our subsidiaries.

   We are an independent licensee of the Blue Cross and Blue Shield Association, an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California; the Blue Cross and Blue Shield ("BCBS") licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the BCBS licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or BCBS licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.) and Wisconsin. In a majority of these service areas we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, Empire Blue Cross Blue Shield, or Empire Blue Cross (in our New York service areas). We also serve customers throughout the country as UniCare and in certain California, Arizona and Nevada markets through our recently acquired CareMore Health Group, Inc.

   WellPoint is incorporated under the laws of the State of Indiana. Our principal executive offices are located at 120 Monument Circle, Indianapolis, Indiana 46204 and our telephone number is (317) 488-6000. We maintain a website at www.wellpoint.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

   If you would like to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" herein.

                                USE OF PROCEEDS

   Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include but are not limited to the repayment of debt, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions or business expansion or the repurchase of shares of our common stock. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

  RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

   Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference.

   We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of this computation, earnings are defined as income before income taxes, plus interest expense, including amortization of debt discount and expense related to indebtedness and an estimated interest portion of rental expense. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness plus an estimated interest portion of rental expense.

   We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on preferred stock.

                      DESCRIPTION OF THE DEBT SECURITIES

General

   The description below of the general terms of the debt securities will be supplemented by the more specific terms in a prospectus supplement.

   The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt (together, the "debt securities"). We will issue the debt securities under one of two separate indentures between us and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) (the "Trustee"). Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.

   Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

   In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement.

   A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

   . the designation or title, the aggregate principal amount and the authorized denominations if other than $1,000 and integral multiples of $1,000;

   .   whether the debt securities will be senior or subordinated debt;

   .   the price(s) at which debt securities will be issued;

   . whether the debt securities will be issued pursuant to a periodic offering program;

   . the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

   . the date or dates on which the debt securities will mature and any right to extend the date or dates;

   . the currency, currencies or currency units in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

   . the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of the rate or rates;

   . the date or dates from which such interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

   .   any mandatory or optional sinking fund or analogous provisions;

   . the prices, if any, at which, the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

   . the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company's securities or property or settled for the cash value of securities issued by us or a third party and the terms for any conversion or exchange or settlement;

   .   the exchanges, if any, on which the debt securities may be listed;

   . any special provisions for the payment of additional amounts with respect to the debt securities;

   . whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

   . each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

   . any right to defer payments of interest by extending the interest payment periods and the duration of the extensions;

   . the trustee under the indenture pursuant to which the debt securities are to be issued;

   . whether the debt securities will be subject to defeasance or covenant defeasance; and

   . any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

   The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of WellPoint. The subordinated debt securities will be unsecured and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt, as defined herein, of WellPoint. See "Subordination" below.

   Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any United States federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

   Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register, which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

   Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

   Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

   If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Global Notes, Delivery and Form

   Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes, as defined below, that will be deposited with, or on behalf of, The

Depository Trust Company, referred to herein as the Depository, and registered in the name of the Depository's nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

   A Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

   The Depository has advised us as follows:

   .   The Depository is:

      . a limited purpose trust company organized under the laws of the State of New York;

      . a "banking organization" within the meaning of the New York banking law;

      .   a member of the Federal Reserve System;

      . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      .   a "clearing agency" registered pursuant to the provisions of
          Section 17A of the Securities Exchange Act of 1934.

   . The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

   . The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

   . Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   . Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by the underwriter or underwriters with the principal amount of the debt securities purchased by the underwriter or underwriters.

   . Ownership of beneficial interests in a Global Note will be shown on, and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

   So long as a nominee of the Depository is the registered owner of a Global Note, that nominee for all purposes will be considered the sole owner or holder of the debt securities under the applicable indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

   We will make payment of principal of, premium, if any, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

   Neither we, the trustee nor any of our respective agents will be responsible in any respect for actions or inactions of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interest in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

   As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

   . if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days; or

   .   if we choose to issue definitive debt securities.

   In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Mergers and Similar Events

   We are generally permitted to consolidate with or merge into any other person. In this section, "person" refers to any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency. We are also permitted to sell substantially all of our assets to any other person, or to buy substantially all of the assets of any other person. However, we may not take any of these actions unless all the following conditions are met:

   . Where we merge out of existence or sell all or substantially all of our assets, the other person may not be organized under a foreign country's laws (that is, it must be a corporation, partnership, limited liability company or trust organized under the laws of a state or the District of Columbia or under federal law) and it must agree to be legally responsible for the outstanding debt securities issued under the indentures. Upon assumption of our obligations by such a person in such circumstances, we shall be relieved of all obligations and covenants under the indentures and the debt securities.

   . The merger, sale of all or substantially all of our assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described below under "Events of Default." A default for this purpose would also include any event that would be an Event of Default if we received the required notice of our default or if under the indentures the default would become an Event of Default after existing for a specified period of time.

Modification and Waiver

   There are three types of changes we can make to the indentures and the debt securities.

   Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

   . change the stated maturity of the principal or interest on a debt security;

   .   reduce any amounts due on a debt security;

   . reduce the amount of principal payable upon acceleration of the maturity of a note following an Event of Default;

   .   change the place or currency of payment for a debt security;

   .   impair your right to sue for payment;

   . reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the applicable indenture or the debt securities;

   . reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults; and

   . modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture, except to increase the percentage required for any modification or to provide that other provisions of such indenture may not be modified or waived without your consent.

   Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This type is limited to corrections and clarifications and certain other changes that would not adversely affect holders of the debt securities. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities issued under the applicable indenture. In those cases, we need only obtain any required approvals from the holders of the affected debt securities.

   Changes Requiring a Majority Vote. Any other change to the applicable indenture and the debt securities would require the following approval:

   . If the change affects only debt securities of one series, it must be approved by the holders of not less than a majority in principal amount of the debt securities of that series.

   . If the change affects the debt securities of one series as well as the debt securities of one or more other series issued under the applicable indenture, it must be approved by the holders of not less than a majority in principal amount of the debt securities of each series affected by the change. In each case, the required approval must be given by written consent. Most changes fall into this category.

   The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

   Further Details Concerning Voting. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Full Defeasance."

   We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Conversion and Exchange Rights

   The debt securities of any series may be convertible into or exchangeable for other securities of WellPoint or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

   In particular, the prospectus supplement will specify:

   . the type of securities into which the debt security may be converted or exchanged;

   .   the conversion price or exchange ratio, and its method of calculation;

   .   whether conversion or exchange is mandatory or at your election; and

   . how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Defeasance

   The following discussion of full defeasance and discharge will apply to any series of debt securities unless otherwise indicated in the applicable prospectus supplement with respect to the debt securities of a series.

   Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (a "full defeasance") if we put in place the following other arrangements for you to be repaid:

   . We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

   . There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

   . We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

   If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

   In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective upon full defeasance of the subordinated debt securities.

   However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

   .   to register the transfer and exchange of debt securities;

   .   to replace mutilated, destroyed, lost or stolen debt securities;

   .   to maintain paying agencies; and

   .   to hold money for payment in trust.

   Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

   . We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

   . We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

   If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

   The indentures will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture upon compliance with certain conditions, including:

   . Our having paid all sums payable by us under the applicable indenture, as and when the same shall be due and payable.

   . Our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the applicable indenture; or, all debt securities of any series outstanding under the applicable indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the applicable indenture.

   . Our having delivered to the trustee an officer's certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Highly Leveraged Transaction

   The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

Subordination

   Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior note indenture) whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

   .   liquidation;

   .   dissolution;

   .   winding-up;

   .   receivership;

   .   reorganization;

   .   assignment for the benefit of creditors;

   .   marshaling of assets and liabilities;

   .   bankruptcy;

   .   insolvency; or

   . debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

   Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities.

   No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

   . there has occurred and is continuing a default in any payment with respect to Senior Debt; or

   . there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

   "Senior Debt" means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding, on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

   "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

   .   every obligation of that person for money borrowed;

   . every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

   . every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person;

   . every obligation of that person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

   .   every capital lease obligation of that person; and

   . every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

   The indentures will place no limitation on the amount of additional Senior Debt that we may incur.

Events of Default

   Each indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:

   .   We do not pay the principal or any premium on a note on its due date.

   .   We do not pay interest on a note within 30 days of its due date.

   . We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series.

   . We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

   An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of that series or in the making of any sinking fund installment or analogous obligation with respect to that series.

   Remedies If an Event of Default Occurs. Each indenture provides that if an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are satisfied.

   Except as may otherwise be provided in the indentures in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (an "indemnity"). If a reasonable indemnity is provided, the holders of a majority in principal amount of the debt securities outstanding of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indentures, these majority holders may also direct the trustee in performing any other action under the applicable indenture.

   Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

   . You must give the trustee written notice that an Event of Default has occurred and remains uncured.

   . The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

   . The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

   However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after the due date of that payment.

   We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Governing Law

   The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies.

Regarding the Trustee

   The Bank of New York Mellon Trust Company, N.A. is the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. is the trustee under those certain indentures pursuant to which each of:

      .   WellPoint's 6.800% senior unsecured notes due 2012;

      . WellPoint Health Network Inc.'s ("WHN") 6.375% senior unsecured notes due 2012, which we assumed in our merger with WHN on November 30, 2004;

      .   WellPoint's 5.000% senior unsecured notes due 2014;

      .   WellPoint's 6.000% senior unsecured notes due 2014;

      .   WellPoint's 5.250% senior unsecured notes due 2016;

      .   WellPoint's 2.375% senior unsecured notes due 2017;

      .   WellPoint's 5.875% senior unsecured notes due 2017;

      .   WellPoint's 7.000% senior unsecured notes due 2019;

      .   WellPoint's 4.350% senior unsecured notes due 2020;

      .   WellPoint's 3.700% senior unsecured notes due 2021;

      .   WellPoint's 5.950% senior unsecured notes due 2034;

      .   WellPoint's 5.850% senior unsecured notes due 2036;

      .   WellPoint's 6.375% senior unsecured notes due 2037; and

      .   WellPoint's 5.800% senior unsecured notes due 2040;

are outstanding. The Bank of New York Mellon Trust Company, N.A. also is the fiscal agent under the fiscal agency agreement pursuant to which Anthem Insurance Companies, Inc.'s 9.000% surplus notes due 2027 are outstanding. The Bank of New York Mellon Corporation, an affiliate of the trustee, also performs services for us in the ordinary course of business.

                      DESCRIPTION OF THE PREFERRED STOCK

   This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

   This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our articles of incorporation and the articles of amendment we have filed or will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

   We are authorized to issue up to 100,000,000 shares of preferred stock, without par value, none of which is issued or outstanding. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

   Our board of directors may, without further action of the shareholders, determine and set forth in an amendment to our articles of incorporation the following for each series of preferred stock:

   .   the serial designation and the number of shares in that series;

   . the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

   .   any voting powers of the shares;

   . whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

   . the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

   . whether the shares will be entitled to the benefit of a sinking fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

   . whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

   . any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our articles of incorporation.

   Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

   The preferred stock, when issued, will be fully paid and nonassessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

                        DESCRIPTION OF THE COMMON STOCK

   The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our articles of incorporation, our by-laws and the applicable provisions of Indiana law.

General

   We are authorized to issue up to 900,000,000 shares of common stock, par value $0.01 per share. Each holder of our common stock is entitled to one vote per share of record on all matters to be voted upon by the shareholders. Holders do not have cumulative voting rights in the election of directors or any other matter. Subject to the preferential rights of the holders of any preferred stock that may at the time be outstanding, each share of common stock will entitle the holder of that share to an equal and ratable right to receive dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by us) if declared from time to time by our board of directors and if there are sufficient funds to legally pay a dividend.

   In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding. Holders of common stock have no preemptive or redemption rights and will not be subject to further calls or assessments by us. Any shares of common stock offered by this prospectus will, when issued, be fully paid and non-assessable.

Authorized But Unissued Shares

   Indiana law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of current management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitations on Ownership of Our Common Stock in Articles of Incorporation

   As required under our Blue Cross Blue Shield Association license, our articles of incorporation contain certain limitations on the ownership of our common stock. Our articles of incorporation provide that subsequent to our demutualization which took place on November 2, 2001, no person may beneficially own shares of voting capital stock in excess of specified ownership limits, except with the prior approval of a majority of the "continuing directors." The ownership limits, which may not be exceeded without the prior approval of the Blue Cross Blue Shield Association, are the following:

   . for any institutional investor (as defined in our articles of incorporation), one share less than 10% of our outstanding voting securities;

   . for any non-institutional investor (as defined in our articles of incorporation), one share less than 5% of WellPoint's outstanding voting securities; and

   . for any person, one share less than the number of shares of our common stock or other equity securities (or a combination thereof) representing a 20% ownership interest in us.

   Any transfer of stock that would result in any person beneficially owning shares of capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person's excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit.

Certain Other Provisions of Our Articles of Incorporation and By-Laws

   Certain other provisions of our articles of incorporation and by-laws may delay or make more difficult unsolicited acquisitions or changes of control of us. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of us, although these proposals, if made, might be considered desirable by a majority of our shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of the board of directors. These provisions include:

   . the division of the board of directors into three classes serving staggered terms of office of three years;

   . provisions limiting the maximum number of directors to 19, and requiring that any increase in the number of directors then in effect must be approved by a majority of continuing directors;

   . permitting only the board of directors, the Chair of the Board, the Lead Director, the Chief Executive Officer or the President to call a special meeting of shareholders; and

   . requirements for advance notice for raising business or making nominations at shareholders' meetings.

   Our by-laws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although our by-laws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our shareholders.

Amendment and Repeal of By-Laws

   WellPoint's by-laws provide that, in general, the board of directors may amend, rescind or change the by-laws by the affirmative vote of a majority of the entire number of directors.

Listing

   Our common stock trades on the New York Stock Exchange under the symbol "WLP." Computershare Limited is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

                          VALIDITY OF THE SECURITIES

   In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by White & Case LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. With respect to certain legal matters relating to Indiana law, White & Case LLP has relied upon the opinion of Baker & Daniels LLP, counsel for WellPoint.

                                    EXPERTS

   The consolidated financial statements and schedule of WellPoint appearing in WellPoint's annual report on Form 10-K for the year ended December 31, 2010, and the effectiveness of WellPoint's internal control over financial reporting as of December 31, 2010 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

================================================================================

                                $1,250,000,000

[LOGO]

                                WellPoint, Inc.

                      $650,000,000 2.300% Notes due 2018
                      $600,000,000 5.100% Notes due 2044

                               -----------------

                             PROSPECTUS SUPPLEMENT
                                 July 30, 2013

                               -----------------

                                Morgan Stanley

                                   Citigroup

                                  J.P. Morgan

                              UBS Investment Bank

                                   Barclays

                             Goldman, Sachs & Co.

                            Wells Fargo Securities

                                 Credit Suisse

                           Deutsche Bank Securities

                         Fifth Third Securities, Inc.

                             BB&T Capital Markets

                               Mizuho Securities

                            PNC Capital Markets LLC

                                  SMBC Nikko

                          SunTrust Robinson Humphrey

                                  US Bancorp

================================================================================